EXHIBIT 10.1

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made as of January 30, 2014 (the “Effective Date”), by and between NaturalNano, Inc., a Nevada corporation with an address of 832 Emerson St., Rochester, New York 14613 (the “Buyer”) and Jackson August Holdings, LLC, a New York limited liability company with an address of 255 Fairhaven Road, Rochester, New York 14610 (“Jackson”), JFisch, LLC, a New York limited liability company with an address of 94 Valley View Crescent, Rochester, NY. 14617 (“JFisch”) and Adventure CNY LLC, a New York limited liability company with an address of 6320 Fly Road, Suite 112, East Syracuse, New York 13057 (“Adventure”, and together with Jackson and JFisch, collectively the “Sellers”).

WHEREAS, the Sellers collectively own all of the issued and outstanding membership interests (“Subject Membership Interests”) of MJ Enterprises, LLC, a New York limited liability company (the “Company”) engaged in the business of developing, manufacturing, marketing, distributing and selling plating products; and

WHEREAS, the Buyer wishes to purchase all of the Subject Membership Interests and the Sellers wish to sell the Subject Membership Interests to the Buyer in consideration for the issuance to the Sellers of certain shares of the Buyer’s common stock in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties, in consideration of the representations, warranties, promises, covenants and agreements hereinafter contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, agree as follows:

ARTICLE I
PURCHASE AND SALE OF MEMBERSHIP INTERESTS

1.1 Purchase of Membership Interests. At Closing (as hereinafter defined), the Sellers will sell and assign to the Buyer, free and clear of any mortgages, pledges, liens, security interests, claims, charges, restrictions, title defects or other encumbrances of any nature whatsoever (collectively, “Encumbrances”), all of the Sellers’ rights in and title to the Subject Membership Interests.

1.2 Purchase Price Payment and Delivery.

(a) In consideration of the sale by the Sellers to the Buyer of the Subject Membership Interests the Buyer shall issue to the Sellers at the Closing sixty million (60,000,000) shares of the Buyer’s common stock (“Subject Shares”), in the proportions set forth below, via the delivery to the Sellers of stock certificates representing the Subject Shares, free and clear of all restrictive and other legends (except as expressly set forth in Section 5.6(b) hereof), registered in the names of the Sellers. Of the Subject Shares to be issued at Closing, Jackson shall be issued thirty million six hundred thousand (30,600,000) shares and JFish and Adventure shall each be issued fourteen million seven hundred thousand (14,700,000) shares.

(b) In addition to the issuance of the Subject Shares to the Sellers at Closing, in the event the Company achieves gross sales of Twenty Million Dollars ($20,000,000) or more during the period of time commencing with the Closing Date (as hereinafter defined) through September 30, 2015, as determined according to the Company’s results disclosed in the Company’s Form 10-K for the 2014 fiscal year and by the Company’s Form 10-Q filed with the Commission for the quarter ending September 30, 2015 as reviewed by the Company’s independent public accounting firm, the Buyer shall issue to the Sellers no later than October 31, 2015, twenty million (20,000,000) shares of the Buyer’s common stock (“Additional Shares”, and together with the Subject Shares, collectively referred to as “Acquisition Shares”) in the proportions set forth below, via the delivery to the Sellers of stock certificates representing the Acquisition Shares, free and clear of all restrictive and other legends (except as expressly set forth in Section 5.6(b) hereof), registered in the names of the Sellers. Of the Additional Shares to be issued no later than October 31, 2015, Jackson shall be issued ten million two hundred thousand (10,200,000) shares and JFish and Adventure shall each be issued four million nine hundred thousand (4,900,000) shares.

ARTICLE II
CLOSING AND DELIVERIES

2.1 Time and Place. The closing of the transactions contemplated by this Agreement (“Closing”) shall be held at the offices of the Company upon the completion of the audit of the Company’s financial statements that must be filed with the amendment to the Buyer’s 8-K Filing (as hereinafter defined) (“Audited Financial Statements”), which must take place no later than seventy-one (71) days after the date on which the 8-K Filing is required to be filed (“Closing Date”). Notwithstanding anything to the contrary in this Agreement, the Closing shall be deemed to have occurred as of 12:00:01 a.m. (U.S. Eastern Time) on the Closing Date. After the Closing, the holders of the Subject Membership Interests formerly representing 100% of the equity ownership of the Company shall cease to have any rights as owners of the Company and the Company shall be a wholly-owned subsidiary of the Buyer.

2.2 Deliveries by the Sellers at Closing. At Closing, the Sellers will deliver to Buyer:

(a) membership interest certificates representing the Subject Membership Interests together with Assignments of Membership Interests in substantially the same form as attached hereto as Exhibit A;

(b) the Lock-Up Agreement (as hereinafter defined) duly executed by the Sellers;

(c) the Employment Agreements (as hereinafter defined) duly executed by Jacus (as hereinafter defined) and Fischer (as hereinafter defined);

(d) all documents, instruments and certificates required pursuant to Section 6.1 hereof; and

(e) any and all such other documents, instruments and certificates as the Buyer shall reasonably request in order to effectuate the transactions contemplated by this Agreement.

2.3 Deliveries by the Buyer at Closing. At Closing, the Buyer will deliver to the Sellers:

(a) stock certificates representing the Subject Shares pursuant to Section 1.2(a) hereof;

(b) the Final Promissory Note (as hereinafter defined) duly executed by the Company and the Buyer;

(c) the Lock-Up Agreement duly executed by the Buyer and the Interested Parties;

(d) the Employment Agreements duly executed by the Buyer;

(e) the Restated Operating Agreement (as hereinafter defined) duly executed by the Company and the Buyer;

(f) all documents, instruments and certificates required pursuant to Section 6.2 hereof; and

(g) any and all such other documents as the Sellers shall reasonably request in order to effectuate the transactions contemplated by this Agreement.

2.4 Registration Exemption. It is intended that the Acquisition Shares to be issued pursuant to this Agreement will be issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and therefore shall not require registration under the Securities Act or any relevant state law.

ARTICLE III
SELLERS’ REPRESENTATIONS AND WARRANTIES

As an inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Sellers jointly and severally each represent and warrant to the Buyer as set forth in this Article III.

3.1 Subsidiaries. The Company has no direct or indirect subsidiaries and does not own, directly or indirectly, the right to acquire any equity interest in any other corporation, partnership, limited liability company, joint venture, trust or other business organization (“Subsidiaries”).

3.2 Organization and Qualification.

(a) The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its articles of organization or operating agreement.

(b) The Sellers and the Company is each duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of this Agreement and all other agreements, instruments or documents executed in connection with the transactions contemplated by this Agreement (collectively, “Transaction Documents”); (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company; or (iii) adversely impair the Seller’s or the Company’s ability to perform fully on a timely basis its respective obligations under any of the Transaction Documents (each a “Company Material Adverse Effect”).

3.3 Authorization; Enforcement. The Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Seller and no further consent or action is required by the Seller, its managers or its members or any other third party. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Seller and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

3.4 No Conflicts. Other than as set forth on Schedule 3.4 hereof, the execution, delivery and performance of the Transaction Documents by the Sellers and the consummation by the Sellers of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of either the Seller’s or the Company’s articles of organization or operating agreement; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company or a Seller is a party or by which any property or asset of the Company is bound or affected; (iii) require any action, consent or approval of any third party; or (iv) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller or the Company is subject (including federal, provincial and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Seller or the Company or its securities are subject), or by which any property or asset of the Seller or the Company is bound or affected.

3.5 Sale of the Subject Membership Interests. The Subject Membership Interests to be sold by the Seller hereunder are duly authorized, validly issued, fully paid and non-assessable, free and clear of all Encumbrances, other than as set forth on Schedule 3.5 hereof. Upon Closing, the Buyer shall be the lawful record and beneficial owner of the Subject Membership Interests, free and clear of all Encumbrances.

3.6 Capitalization. The Sellers are the sole record and beneficial owners of the Subject Membership Interests and each Seller has good and marketable title to their respective Subject Membership Interests, free and clear of all Encumbrances, other than as set forth on Schedule 3.6 hereof. Other than as set forth on Schedule 3.6, the Subject Membership Interests are duly authorized and are duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances, are not subject to preemptive rights or similar rights of members or any other person or entity (“Person”) and have been issued in compliance with all applicable U.S. securities laws. The number and type of all authorized, issued and outstanding membership interests and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for membership interests of the Company) is set forth on Schedule 3.6 hereof. The Subject Membership Interests represent 100% of the membership interests of the Company on a fully-diluted basis. There are no outstanding rights of first refusal, options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any membership interests of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional membership interests, or securities or rights convertible or exchangeable into membership interests of the Company.

3.7 Financial Statements. Full and complete copies of the following financial statements have been delivered to the Buyer prior to the date hereof: (i) the reviewed balance sheet of the Company as of December 31, 2012, and statements of income and cash flows of the Company for the year then ended; and (ii) the internally prepared balance sheet of the Company as of November 30, 2013 (“Balance Sheet Date”) and statements of income and cash flows of the Company for the eleventh (11) month period then ended (collectively, the “Financial Statements”). Such Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.8 Material Changes. Since the Balance Sheet Date, other than as set forth in Schedule 3.8 hereof (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Company Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP; (C) the delivery of the First Promissory Note and the Second Promissory Note (both as hereinafter defined); and (D) the Company’s execution of that certain Personal Guaranty dated as of January 24, 2014 in favor of Alpha Capital Anstalt (the “Guaranty”) (iii) the Company has not altered its method of accounting or the identity of its auditors; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its members or purchased, redeemed or made any agreements to purchase or redeem any or its membership interests; and (v) the Company has not issued any equity securities to any officer, manager or affiliate.

3.9 Absence of Litigation. Other than as set forth in Schedule 3.9 hereof, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Seller, threatened against or affecting the Company. There are no judgments, decrees, agreements, memoranda of understanding or orders of any court, public board, government agency, self-regulatory organization or body outstanding against the Company.

3.10 Compliance. Other than as set forth in Schedule 3.10 hereof, the Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties are bound (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; or (iii) to the Sellers’ knowledge, is not or has not been in violation of any statute, rule or regulation of any governmental authority, including, without limitation, all foreign, federal, provincial, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. To the Sellers’ knowledge, the Company and each of the officers, managers, directors, employees and agents of the Company has complied in all respects with all U.S. and state laws, constitutions, statutes, codes, rules, regulations, ordinances, executive orders, decrees or edicts applicable to the Company and its operations. To the Sellers’ knowledge, neither the Company nor any of its officers, managers, directors, affiliates, employees, or agents has received any notice that the Company has been or is being conducted in violation of any applicable law or that an investigation or inquiry into any noncompliance with any applicable law is ongoing, pending or threatened.

3.11 Title to Assets. The Company does not own any real property and has good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Encumbrances, other than as set forth in Schedule 3.11 hereof. All real property and facilities held under lease by the Company are held by the Company under valid, subsisting and enforceable leases of which the Company is in compliance, other than as set forth on Schedule 3.11 hereof. All equipment used by the Company is generally in good operating condition and repair and is adequate for the uses to which it is being put.

3.12 Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business and which the failure to so have could have a Company Material Adverse Effect (collectively, the “Company Intellectual Property Rights”). The Company has not received a written notice that the Company Intellectual Property Rights violates or infringes upon the rights of any Person. To the knowledge of the Seller all such Company Intellectual Property Rights are enforceable and there is no existing material infringement by another Person of any of the Company Intellectual Property Rights.

3.13 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.14 Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Company Material Adverse Effect (“Company Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Company Material Permit. Attached as Schedule 3.14 is a list of the Company Material Permits.

3.15 Taxes. Except as disclosed in Schedule 3.15, (i) the Company has duly filed with the appropriate governmental agencies all tax returns and reports which are required to be filed, and has paid in full all taxes (including interest and penalties) owed by it; (ii) all tax returns filed by the Company constitute complete and accurate representations of the Company’s tax liabilities for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets; (iii) the tax returns of the Company have never been audited by the Internal Revenue Service or any other governmental authority during the past seven (7) years; (iv) the Company has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any taxes; and (v) the Company is not a party to any pending action or proceeding, nor is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes, no claim for assessment or collection of taxes, has been asserted against the Company and there are no tax liens against any property of the Company.

3.16 Employee Benefit Plans. All Benefit Plans (as hereinafter defined) of the Company in effect as of the Effective Date were established and have been executed, managed and administered in accordance with all applicable requirements of the Internal Revenue Code of 1986, as amended (“Code”), ERISA (as hereinafter defined), and of other applicable laws. The Seller is not aware of the existence of any governmental audit or examination of any of such Benefit Plans or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such Benefit Plans pending or, to the knowledge of the Seller, threatened against any of such Benefit Plans, and the Seller does not possess any knowledge of any facts which could give rise to any such action, suit or claim. As used herein the term “Benefit Plans”, shall mean (i) nonqualified deferred compensation or retirement plan or arrangement; (ii) defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (iii) defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); (iv) Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) or fringe benefit or other retirement, bonus, or incentive plan or program; or (v) any other benefit plan, program or arrangement of any kind to which a Person contributes or is obligated to contribute.

3.17 No Finder. The Seller has not engaged any Person to assist the Seller in locating a buyer for the Subject Membership Interests and neither the Company nor any Seller will be liable for any finder fee or broker commission in connection with the transactions contemplated by this Agreement.

3.18 Contracts. Schedule 3.18 contains a complete list, as of the date hereof, of any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral, to which the Company is, or will be immediately prior to Closing, a party or bound, or that otherwise relate to its business or assets, which relate to an obligation of the Company, or an obligation owed to the Company, in excess of Five Thousand Dollars ($5,000) in a twelve (12) month period, or are otherwise material to the Company’s business (collectively, the “Material Contracts”); provided, however, that the parties hereto hereby agree that the First Promissory Note, Second Promissory Note and Guaranty need not be set forth on Schedule 3.18, but shall be included in the definition of Material Contracts. Other than as set forth on Schedule 3.18 hereto, each such Material Contract is, and will at Closing be, valid, binding and enforceable against the Company and the other parties thereto in accordance with its terms, and is, and will at Closing be, in full force and effect. Other than as set forth on Schedule 3.10 hereof, the Company is not, and will not at Closing be, in default under or in breach of or otherwise delinquent in performance under any such Material Contract, and no event has occurred, or will as of the Closing have occurred, that, with notice or lapse of time, or both, would constitute such a default. To the knowledge of the Seller, each of the other parties thereto has performed in all respects all of the obligations required to be performed by it under, and is not in default under, any such Material Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default. There are no disputes pending or threatened in writing with respect to any such Material Contracts. Neither the Company nor any other party to any such Material Contract has exercised any option granted to it to terminate or shorten or extend the term of such Contract, and the Material Company has not given notice or received notice to such effect. Other than as set forth on Schedule 3.18 hereto, all of such Material Contracts will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following the consummation of the transactions contemplated hereby.

3.19 Securities Representations.

(a) Investment Purposes. Each Seller is acquiring the Acquisition Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws. No other Person has a direct or indirect beneficial interest in, and such Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Acquisition Shares or any part thereof that would be in violation of the Securities Act or any state securities or “blue-sky” laws or other applicable Law.

(b) No General Solicitation. Each Seller is not receiving the Acquisition Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a Person, other than Buyer personnel, previously known to such Seller.

(c) No Obligation to Register Shares. Each Seller understands that the Buyer is under no obligation to register the Acquisition Shares under the Securities Act. Such Seller understands that the Acquisition Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the Acquisition Shares will bear a legend stating that the Acquisition Shares have not been registered under the Securities Act or state securities laws and may not be resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom, as expressly set forth in Section 5.6(b) hereof.

(d) Investment Experience. Each Seller, or such Seller’s professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments in a company such as the Buyer and the receipt of the Acquisition Shares in consideration for the Subject Membership Interests. By reason of the business and financial experience of such Seller or its professional advisor, such Seller can protect its own interests in connection with the exchange of the Acquisition Shares for its Subject Membership Interests. Such Seller is able to afford the loss of its entire investment in the Acquisition Shares.

(e) Exemption from Registration. Each Seller acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of such Seller made herein, such Seller further represents and warrants to and agrees with the Buyer as follows:

(1) Such Seller has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the Acquisition Shares;

(2) Such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Acquisition Shares;

(3) Such Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Buyer and all other information to the extent the Buyer possesses such information or can acquire it without unreasonable effort or expense; and

(4) Such Seller has received and reviewed the Form 10-Ks, Form 10-Q’s and Proxy Statements filed by the Buyer with the Commission covering the Company’s 2012 and 2013 fiscal years, and has also considered the uncertainties and difficulties frequently encountered by companies such as the Buyer.

(5) Other than as set forth in Schedule 3.19(e), each Seller is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and as indicated in the Accredited Investor Questionnaire attached hereto.

3.20 Full Disclosure. No representation or warranty of each Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Seller that materially adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition or results of operations of the Company that has not been set forth in this Agreement.

ARTICLE IV
BUYER’S REPRESENTATIONS AND WARRANTIES

As an inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, the Buyer represents and warrants to the Sellers as set forth in this Article IV.

4.1 Subsidiaries. The Buyer has no direct or indirect Subsidiaries other than those listed in Schedule 4.1 hereof (“Buyer Subsidiaries”). Except as set forth on Schedule 4.1, the Buyer owns, directly or indirectly, all of the capital stock or comparable equity interests of each Buyer Subsidiary free and clear of any Encumbrance and all the issued and outstanding shares of capital stock or comparable equity interest of each Buyer Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights, except any such rights as may be held by the Buyer.

4.2 Organization and Qualification.

(a) Each of the Buyer and the Buyer Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Buyer nor any Buyer Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b) Each of the Buyer and the Buyer Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document or Funding Document (as hereinafter defined); (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Buyer or any Buyer Subsidiary; or (iii) adversely impair the Buyer’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents or Funding Documents (each a “Buyer Material Adverse Effect”).

4.3 Authorization; Enforcement. The Buyer has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and Funding Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents and Funding Documents by the Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Buyer and no further consent or action is required by the Buyer, its board of directors or its stockholders. Each of the Transaction Documents and Funding Documents has been (or upon delivery will be) duly executed by the Buyer and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

4.4 No Conflicts. The execution, delivery and performance of the Transaction Documents and Funding Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Buyer’s or any Buyer Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Buyer or Buyer Subsidiary debt or otherwise) or other understanding to which the Buyer or any Buyer Subsidiary is a party or by which any property or asset of the Buyer or any Buyer Subsidiary is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Buyer or a Buyer Subsidiary is subject (including federal, provincial and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Buyer or its securities are subject), or by which any property or asset of the Buyer or a Buyer Subsidiary is bound or affected.

4.5 Issuance of the Subject Shares. The Acquisition Shares are duly authorized and, when issued in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances and shall not be subject to preemptive rights or similar rights of stockholders. The Buyer has reserved from its duly authorized capital stock the maximum number of shares necessary in regard to the issuance of the Acquisition Shares.

4.6 Capitalization. The number of shares and type of all authorized, issued outstanding capital stock, options and other securities of the Buyer (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Buyer) is as set forth in the Company’s Form 10-Q filed with the Commission for the quarter ended September 30, 2013 (“Most Recent SEC Documents”). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable U.S. securities laws. Except as disclosed in the Most Recent SEC Documents, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Buyer’s stock, or contracts, commitments, understandings or arrangements by which the Buyer or any Buyer Subsidiary is or may become bound to issue additional shares of the Buyer’s stock, or securities or rights convertible or exchangeable into shares of the Buyer’s stock. Except as set forth in the Most Recent SEC Documents, there are no anti-dilution or price adjustment provisions contained in any security issued by the Buyer (or in any agreement providing rights to security holders) and the issue and sale of the Acquisition Shares will not obligate the Buyer to issue shares of stock of the Buyer or other securities to any Person and will not result in a right of any holder of Buyer securities to adjust the exercise, conversion, exchange or reset price under such securities.

4.7 SEC Reports; Financial Statements.

(a) The Buyer has filed all reports and statements required to be filed by it under the Securities Exchange Act of 1934 (“Exchange Act”), including pursuant to Section 13 or 15(d) thereof, for the five (5) years preceding the Effective Date (together with any materials filed by the Buyer under the Exchange Act, whether or not required) (the foregoing materials collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Securities and Exchange Commission (“Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading. All material agreements to which the Buyer or any Buyer Subsidiary is a party or to which the property or assets of the Buyer or any Buyer Subsidiary are subject are included as part of or specifically identified in the SEC Reports, to the extent required by the applicable SEC Reports.

(b) The financial statements of the Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and if audited, audited in accordance with Generally Accepted Auditing Standards (GAAS) and fairly present in all material respects the financial position of the Buyer and the Buyer Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.8 Material Changes.

(a) Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or on Schedule 4.8(a) hereof, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Buyer Material Adverse Effect; (ii) the Buyer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and (B) except as noted in Section 4.8(b), liabilities not required to be reflected in the Buyer’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission; (iii) the Buyer has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports; (iv) the Buyer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Buyer has not issued any equity securities to any officer, director or affiliate.

(b) The funds that will be employed by the Buyer to consummate the Buyer Loan (as hereinafter defined) will be funded to the Buyer pursuant to the instruments and agreements set forth on Schedule 4.8(b) hereof (“Funding Documents”). The Parties agree that the Funding Documents need not be included in in Schedule 4.8(a) but do represent a possible
Liability that could become a Buyer Material Adverse Effect.

4.9 Absence of Litigation. Other than as set forth on Schedule 4.9, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer or any of the Buyer Subsidiaries that could, individually or in the aggregate, have a Buyer Material Adverse Effect.

4.10 Compliance. Other than as set forth in the Most Recent SEC Documents, neither the Buyer nor any Buyer Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Buyer or any Buyer Subsidiary under), nor has the Buyer or any Buyer Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any order of any court, arbitrator or governmental body; or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, provincial, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Buyer Material Adverse Effect.

4.11 Title to Assets. The Buyer and the Buyer Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Buyer and the Buyer Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Buyer and the Buyer Subsidiaries, in each case free and clear of all Encumbrances, other than as set forth in the Most Recent SEC Documents. Any real property and facilities held under lease by the Buyer and the Buyer Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Buyer and the Buyer Subsidiaries are in compliance.

4.12 Patents and Trademarks. The Buyer and the Buyer Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Most Recent SEC Documents, and as conducted, and which the failure to so have could have a Buyer Material Adverse Effect (collectively, the “Buyer Intellectual Property Rights”). Neither the Buyer nor any Buyer Subsidiary has received a written notice that the Buyer Intellectual Property Rights violates or infringes upon the rights of any Person. To the knowledge of the Buyer, all such Buyer Intellectual Property Rights are enforceable and there is no existing material infringement by another Person of any of the Buyer Intellectual Property Rights.

4.13 Insurance. The Buyer and the Buyer Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Buyer and the Buyer Subsidiaries are engaged. Neither the Buyer nor any Buyer Significant has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

4.14 Regulatory Permits. The Buyer and the Buyer Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Buyer Material Adverse Effect (“Buyer Material Permits”), and neither the Buyer nor any Buyer Subsidiary has received any notice of proceedings relating to the revocation or modification of any Buyer Material Permit.

4.15 Taxes. Except as disclosed in Schedule 4.15, (i) the Buyer and the Buyer Subsidiaries have duly filed with the appropriate governmental agencies all tax returns and reports which are required to be filed, and has paid in full all taxes (including interest and penalties) owed by them; (ii) all tax returns filed by the Buyer and the Buyer Subsidiaries constitute complete and accurate representations of the Buyer’s and the Buyer Subsidiaries’ tax liabilities for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of their properties and assets; (iii) the tax returns of the Buyer and the Buyer Subsidiaries have never been audited by the Internal Revenue Service or any other governmental authority during the past seven (7) years; (iv) neither the Buyer and nor any Buyer Subsidiary has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any taxes; and (v) neither the Buyer and nor any Buyer Subsidiary is a party to any pending action or proceeding, nor is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes, no claim for assessment or collection of taxes, has been asserted against the Buyer or any Buyer Subsidiary and there are no tax liens against any property of the Buyer or any Buyer Subsidiary.

4.16 Employee Benefit Plans. All Benefit Plans (as hereinafter defined) of the Buyer and the Buyer Subsidiaries in effect as of the Effective Date were established and have been executed, managed and administered in accordance with all applicable requirements of the Code, ERISA, and of other applicable laws. The Buyer is not aware of the existence of any governmental audit or examination of any of such Benefit Plans or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such Benefit Plans pending or, to the knowledge of the Buyer, threatened against any of such Benefit Plans, and the Buyer does not possess any knowledge of any facts which could give rise to any such action, suit or claim.

4.17 Listing and Maintenance Requirements. The Buyer has not, in the five (5) years preceding the Effective Date, received notice (written or oral) from any Trading Market (as hereinafter defined) on which the Buyer’s common stock is or has been listed or quoted to the effect that the Buyer is not in compliance with the listing or maintenance requirements of such Trading Market. The Buyer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. As used in this Agreement, the term “Trading Market” shall mean any national securities exchange, market or trading or quotation facility on which the Buyer’s common stock is then listed or quoted.

4.18 Registration Rights. Except as set forth in the Most Recent SEC Documents, the Buyer has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Buyer registered with the Commission or any other governmental authority that have not been satisfied.

4.19 Sarbanes-Oxley Act. The Buyer is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the Effective Date, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

4.20 No Finder. The Buyer has not engaged any other Person to assist the Buyer in locating a buyer for the Acquisition Shares and will not be liable for any finder fee or broker commission in connection with the transactions contemplated by this Agreement.

4.21 Full Disclosure. No representation or warranty of the Buyer in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Buyer that materially adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition or results of operations of the Buyer that has not been set forth in this Agreement.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1 Buyer Loan. Prior to or upon the Closing the Buyer shall have loaned to the Company an aggregate of Seven Hundred Fifty Thousand Dollars ($750,000) (“Buyer Loan”) via the delivery by the Company to the Buyer of three promissory notes, all of which shall be in forms reasonably acceptable to the Buyer and the Company, one of which shall be in the amount of (i) One Hundred Fifty Thousand Dollars ($150,000) and shall be delivered on the Effective Date (the “First Promissory Note”); (ii) Three Hundred Thousand Dollars and shall be delivered within ten (10) business days of the Effective Date (the “Second Promissory Note”); (iii) Three Hundred Thousand Dollars and shall be delivered at the Closing (“Final Promissory Note”).

5.2 Lock-Up Agreement. At the Closing the Buyer, the Sellers and the shareholders and note holders of the Buyer set forth on Schedule 5.2 hereto (“Interested Parties”) shall enter into a Lock-Up Agreement, which shall be in a form reasonably acceptable to the Buyer, the Sellers and the Interested Parties (“Lock-Up Agreement”) regarding (i) certain restrictions on the sale of the Buyer’s shares; and (ii) the Buyer’s obligations under certain promissory notes issued by the Buyer to the Interested Parties, following the Closing Date.

5.3 Employment Agreements. At the Closing John T. Jacus (“Jacus”) and John Fischer (“Fischer”) shall enter into Employment Agreements with the Company, which shall be in a form reasonably acceptable to Jacus, Fischer and the Buyer (collectively, “Employment Agreements”).

5.4 Amended and Restated Operating Agreement. At the Closing the Buyer and the Company shall enter into an Amended and Restated Operating Agreement of the Company, which shall be in a form reasonably acceptable to Jacus, Fischer and the Buyer (“Restated Operating Agreement”), which shall provide, among other things, that following the Closing, as long as Jacus is employed by the Company, the Company shall be governed by a board of managers consisting of no more than four (4) members, one of which shall be Jacus, or a designee appointed by Jacus. In addition the Restated Operating Agreement shall provide that (i) following the Closing the Company shall not permit, or take any action or inaction that would cause, the Company to breach its obligations under those certain agreements and instruments set forth on Schedule 5.4 hereof (“Pre-Existing Obligations”) without the prior written consent of Jacus; and (ii) the Company shall indemnify, defend and hold harmless Jacus, Fischer, Jackson and/or JFisch, and their successors and assigns, from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses, including reasonable attorneys’ fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, asserted against or imposed Jacus, Fischer, Jackson and/or JFisch, and/or their successors and assigns, resulting from any claim arising out of the Company’s breach of its respective obligations under any of the Pre-Existing Obligations that result from any action taken or inaction by the Company following the Closing, unless such action or inaction was consented to in advance in writing by Jacus in accordance herewith or results from the unlawful acts, misfeasance and/or gross negligence of Jacus and, Fischer, Jackson and/or JFisch, and their successors and assigns.

5.5 Board Election. Following the Closing the Buyer shall use its best efforts to ensure that Jacus (i) is elected to serve on the Buyer’s board of directors as soon as possible in accordance with the Buyer’s certificate of incorporation and by-laws; and (ii) remains a member of the Buyer’s board of directors as long as Jacus is employed by the Company, in accordance with the Buyer’s certificate of incorporation and by-laws.

5.6 Transfer Restrictions.

(a) In connection with any transfer of the Acquisition Shares other than pursuant to an effective registration statement or pursuant to Rule 144 (as hereinafter defined), except as otherwise set forth herein, the Buyer may require the Seller to provide to the Buyer an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Buyer, to the effect that such transfer does not require registration under the Securities Act. As used in this Agreement, the term “Rule 144”, means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144.

(b) The Sellers agree to the imprinting of the following legend on any certificate evidencing the Acquisition Shares, so long as is required by this Section 5.6(b):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Certificates evidencing Acquisition Shares shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of such securities is effective under the Securities Act; (ii); following any sale of such Acquisition Shares pursuant to Rule 144; or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Commission). At such time as a legend is no longer required for in regard to any of the Acquisition Shares, the Buyer will no later than three (3) days following the delivery by a Seller to the Buyer or to the Buyer’s transfer agent of a legended certificate representing such Acquisition Shares, deliver or cause to be delivered to such Seller a certificate representing such Acquisition Shares that is free from all restrictive and other legends. The Buyer shall not make any notation on its records or give instructions to any transfer agent of the Buyer that enlarge the restrictions on transfer set forth in this Section 5.6.

(c) The Buyer acknowledges and agrees that a Seller may from time to time pledge or grant a security interest in some or all of the Acquisition Shares in connection with a loan or financing arrangement secured by the Acquisition Shares and, if required under the terms of such agreement, loan or arrangement, such Seller may transfer pledged or secured Acquisition Shares to the pledgees or secured parties. Such a pledge or transfer would be subject to approval of the Buyer and a legal opinion of the pledgee, secured party or pledgor might be required in connection therewith, other than in regard to the security interests in the Acquisition Shares held by Jackson and JFisch created pursuant to that certain (i) Amended and Restated Pledge Agreement by and between Jackson, GSP Holdings, Inc., DK&T Enterprises, LLC, Tonto Associates, LLC, John Howell, as trustee of the Herbert N. Gerhardt Trust, Thomas Gerhardt and Kimberly Jeffery, to be entered into as of the Closing; and (ii) Pledge Agreement by and between JFisch, GSP Holdings, Inc., and Thomas Gerhardt and Kimberly Jeffery, to be entered into as of the Closing, which shall not be subject to the Buyer’s approval or require a legal opinion.

5.7 Furnishing of Information; Listing.

(a) As long as any Seller owns Acquisition Shares, the Buyer covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Buyer after the date hereof pursuant to the Exchange Act. As long as any Seller owns Acquisition Shares, if the Buyer is not required to file reports pursuant to such laws, it will prepare and furnish to the Sellers and make publicly available in accordance with Rule 144 such information as is required for the Sellers to sell the Acquisition Shares under Rule 144. The Buyer further covenants that it use its best efforts to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144. Each Seller agrees and acknowledges that as long as any Seller owns or has beneficial ownership of Acquisition Shares, the Seller shall timely file all reports required to be filed by the Seller with respect thereto.

(b) As long as any Seller owns Acquisition Shares, the Buyer shall use its (i) best efforts to maintain its listing on the Trading Market on which the Buyer’s common stock is listed as of the Effective Date; and (ii) reasonable efforts to encourage active trading and a market for the Buyer’s common stock.

5.8 Reservation of Securities. The Buyer shall maintain a reserve from its duly authorized shares of common stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of the Buyer’s common stock are insufficient for the Buyer to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

5.9 Public Announcements. No later than four (4) business days following the Closing Date the Buyer shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents. Thereafter, the Buyer shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Sellers promptly after filing. Except with respect to the 8-K Filing (a copy of which will be provided to the Sellers for their review as early as practicable prior to its filing), the Buyer shall, to the extent practical and reasonable, use its best efforts at least two (2) days prior to the filing or dissemination of any disclosure required by this Section 5.9, provide a copy thereof to the Sellers for their review. The Buyer and the Sellers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with as much prior notice of such public statement, filing or other communication as is practicable under the circumstances.

5.10 Further Assurances. From and after the Closing, each of the parties hereto shall use its best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other instruments or papers as may be required to carry out the provisions of this Agreement and to consummate and render effective the transactions contemplated by this Agreement. In addition, the Buyer hereby agrees to retain for a period of six (6) years, and to make available to the Sellers upon the Buyer’s receipt of a reasonable request therefore, all of the records obtained by the Sellers in connection with the transactions contemplated hereunder.

ARTICLE VI
CONDITIONS PRECEDENT TO CLOSING

6.1 Conditions Precedent to the Obligations of the Buyer. The obligations of the Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Buyer at its sole option and which conditions are set out herein for the exclusive benefit of the Buyer):

(a) Representations and Warranties; Covenants. The representations and warranties of the Sellers under this Agreement shall be true and correct in all material respects on the date hereof and at and as of the Closing Date, as though then made (except for those representations and warranties which are expressly stated to be made as of another specified date, which shall be true and correct as of such other specified date, as applicable). The Sellers shall have complied in all material respects with all obligations, covenants and conditions required by this Agreement to be performed by them prior to or on the Closing Date.

(b) Closing Certificate and Documents. The Buyer shall have received (i) a certificate from the Sellers, dated as of Closing Date certifying to the fulfillment of the conditions set forth in subparagraph (a) of this Section 6.1; and (ii) certificate of the Secretary of State of New York, as of a recent date, no earlier than thirty (30) days prior to the Closing Date, as to the legal existence and good standing of the Company. The Buyer shall also have received such other certificates, documents and materials as it shall reasonably request.

(c) Litigation. No action, suit or proceeding shall have been instituted by any Person before any governmental authority to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or seeking damages or a discovery order in connection with such transactions.

(d) Consents. The consents set forth on Schedule 3.4 shall have been obtained.

(e) Questionnaires. The completed Accredited Investor Questionnaires have been obtained from each Seller and the respective principals thereof.

(f) Audited Financial Statements. The completion and delivery of the Audited Financial Statements.

6.2 Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers to proceed with the Closing hereunder are subject to the fulfillment prior to or at the Closing of the following conditions (any one or more of which may be waived in writing in whole or in part by the Sellers at their sole option and which conditions are set out herein for the exclusive benefit of the Sellers):

(a) Representations and Warranties; Covenants. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof and at and as of the Closing Date, as though then made (except for those representations and warranties which are expressly stated to be made as of another specified date, which shall be true and correct as of such other specified date, as applicable). The Buyer shall have complied in all material respects with all obligations, covenants and conditions required by this Agreement to be performed by it prior to or on the Closing Date.

(b) Closing Certificate and Documents. The Buyer shall have furnished to the Sellers (i) a certificate of one of its officers, dated as of the Closing Date, certifying to the fulfillment of the conditions set forth in subparagraph (a) of this Section 6.2; and (ii) certificate of the Secretary of State of Nevada, as of a recent date, no earlier than thirty (30) days prior to the Closing Date, as to the legal existence and good standing of the Buyer. The Sellers shall also have received such other certificates, documents and materials as they shall reasonably request.

(c) Litigation.  No action, suit or proceeding shall have been instituted by any Person before any governmental authority to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or seeking damages or a discovery order in connection with such transactions.

(d) Audited Financial Statements. The completion and delivery of the Audited Financial Statements.

ARTICLE VII
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

7.1 Survival of Representations.

(a) The representations and warranties of the parties contained in this Agreement and any certificate provided hereunder, shall survive the Closing for a period of two (2) years after the Closing Date, except that:

(i) the representations and warranties in Sections 3.2(a), 3.3, 3.5, 3.6, 3.17, 4.2(a), 4.3, 4.5, 4.6 and 4.20 shall survive the Closing without time limitation; and

(ii) the representations and warranties in Sections 3.15, 3.16, 4.15 and 4.16 shall survive the Closing until the date that is the earlier of the sixth (6th) anniversary date of the Closing Date or sixty (60) days after any claims relating thereto or arising from the subject matter thereof are barred by the applicable statute of limitations.

(b) If written notice of a claim for indemnification hereunder has been given prior to the expiration of the applicable representations, warranties or covenants as set forth in Section 7.1(a), then the relevant representations, warranties and covenants shall survive as to such claim until such claim has been finally resolved. The time limitations specified in this Section 7.1 shall not be applicable to claims of fraud and covenants to be performed after the Closing.

7.2 Indemnification by the Sellers.

(a) The Sellers shall jointly and severally indemnify, defend, save and hold the Buyer and its directors, officers, managers, members, shareholders, employees, agents, representatives and affiliates (collectively, the “Buyer Indemnitees”) harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses, including reasonable attorneys’ fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the “Buyer Damages”), asserted against, imposed upon or resulting to or incurred by any of the Buyer Indemnitees resulting from (i) a breach of any of the representations and warranties made by the Sellers or the Company in this Agreement or in any of the Transaction Documents; or (ii) any breach by any Seller or the Company of any of the covenants or agreements to be performed in accordance with this Agreement or in any of the Transaction Documents.

(b) Notwithstanding the foregoing, (i) the Sellers shall not be required to indemnify and hold harmless any Buyer Indemnitee for any Buyer Damages under Section 7.2(a) unless and until the Buyer Damages from all claims eligible for indemnification hereunder exceed an aggregate amount equal to Twenty-Five Thousand Dollars ($25,000) (the “Threshold”), at which time the Sellers shall be jointly and severally liable for all Buyer Damages in excess of the Threshold; and (ii) in no event shall the aggregate amount of indemnification owed by all of the Sellers exceed One Hundred Fifty Thousand Dollars ($150,000) (“Cap”); provided, however, that the Threshold and the Cap shall not apply to in regard to claims relating to: (i) any breach of the representations and warranties set forth in Sections 3.2(a), 3.3, 3.5, 3.6 and 3.17; and (ii) any facts of circumstances which constitute fraud or willful misrepresentations by the Sellers.

7.3 Indemnification by the Buyer. The Buyer shall indemnify, defend, save and hold the Sellers and each of its directors, officers, managers, members, shareholders, employees, agents, representatives and affiliates (collectively, the “Seller Indemnitees”) harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses, including reasonable attorneys’ fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the “Seller’s Damages”), asserted against, imposed upon or resulting to or incurred by any Seller Indemnitees resulting from (i) a breach of any of the representations and warranties made by the Buyer in this Agreement or in the certificate furnished pursuant to Section 6.2(b) of this Agreement by the Buyer; or (ii) a breach of any of the covenants or agreements made by the Buyer pursuant to this Agreement.

7.4 Notice of Claims. If any Buyer Indemnitee or Seller Indemnitee (an “Indemnified Person”) has suffered or incurred any Buyer Damages or Seller Damages, as the case may be (“Damages”), for which it is entitled to indemnification under this Article VII, or has discovered the liability, obligation or facts giving rise to such claim for indemnification, such Indemnified Person shall so notify the Person from whom indemnification is being claimed (the “Indemnifying Person”) with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any Proceeding (as hereinafter defined) is instituted by or against a third party with respect to which any Indemnified Person intends to claim any Damages, such Indemnified Person shall promptly (but in no event later than thirty (30) business days after such Indemnification Person receives written notice of such Proceeding) notify the Indemnifying Person of such Proceeding. The failure of an Indemnified Person to give any notice required by this Section 7.4 shall not affect any of such party’s rights under this Article VII (including, without limitation, rights to indemnification) except and to the extent that such failure is prejudicial to the rights or obligations of the Indemnified Person. As used in this Agreement the term “Proceeding”, shall mean any action, arbitration, audit, claim, complaint, hearing, proceeding, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any court, governmental body or arbitrator.

7.5 Third Party Claims.

(a) The Indemnifying Person may, but shall not be obligated to, upon prompt written notice furnished to the Indemnified Person, assume the defense of any Proceeding instituted by a third party against the Indemnified Person, with counsel to be selected by the Indemnifying Person, subject to the approval of the Indemnified Person, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the Indemnifying Person shall not have the right to assume the defense of any Proceeding, if (i) the Proceeding seeks only an injunction or other equitable relief; (ii) the Indemnified Person shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Person which are different from or in addition to those available to the Indemnifying Person, and, in the reasonable opinion of the Indemnified Person, counsel for the Indemnifying Person could not adequately represent the interests of the Indemnified Person because such interests would be in conflict with those of the Indemnifying Person; (iii) the Indemnified Person reasonably believes an adverse determination with respect to the Proceeding would be materially detrimental to the Indemnified Person’s future business operation; or (iv) the Indemnifying Person shall not have assumed the defense of the third party claim in a timely fashion. If the Indemnifying Person assumes the defense of a Proceeding instituted by a third party in accordance with the terms hereof, (i) it shall be established for the purposes of this Agreement that claims made in that Proceeding are within the scope and subject to indemnification by the Indemnifying Person hereunder; and (ii) the Indemnified Person shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Person does not or cannot assume the defense of any such claim, suit, arbitration or other Proceeding as provided above, (i) the Indemnified Person may defend against the same, in such manner as it may deem reasonably appropriate and at the Indemnifying Person’s cost and expense; and (ii) the Indemnifying Person shall be entitled to participate in (but not control) the defense of such action, with its own counsel and at its own expense. If notice is given in accordance with Section 7.4 to an Indemnifying Person of the commencement of a Proceeding against an Indemnified Person and the Indemnifying Person does not, within thirty (30) days after such notice is given (or earlier if the Indemnified Person reasonably requires an earlier determination), give notice to the Indemnified Person of the Indemnifying Person’s election to assume the defense of such Proceeding, the Indemnifying Person will have irrevocably waived its right to assume the defense of such Proceeding.

(b) Neither the Indemnifying Person nor the Indemnified Person shall settle or compromise any Proceeding by a third party without the prior written consent of the other (which shall not be unreasonably withheld).

(c) The Indemnifying Person and Indemnified Person (and counsel retained by each) shall cooperate in good faith in connection with the defense of any Proceeding whether the defense is being conducted by the Indemnifying Person or the Indemnified Person. Each such party shall be kept reasonably informed by the party conducting the defense of a Proceeding at all stages thereof, and shall be given an opportunity to comment on any material strategic decision, including, without limitation, the ability to comment on any material pleading or filing prior to its submission to the extent reasonable and practicable under the circumstances, taken in the course of such defense. The party conducting the defense of a Proceeding shall make available to each other party and to such other party’s attorneys and accountants all books and records relating to such Proceeding. The Indemnifying Person and Indemnified Person agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any Proceeding.

7.6 Limitation of Claims. Notwithstanding any provision to the contrary set forth herein, the amount of any Damages for which indemnification is provided under Agreement (i) shall be reduced (but not below zero) by (A) any related recoveries that an Indemnified Person receives or has the right to receive under insurance policies or from other parties liable for such Damages; and (B) any tax benefits that an Indemnified Person realizes as a result of said Damages; and (ii) shall not include any consequential, punitive, special and similar damages.

ARTICLE VIII
MISCELLANEOUS

8.1 Termination.

(a) The parties may terminate this Agreement by mutual written consent at any time prior to the Closing.

(b) The Buyer may terminate this Agreement by written notice to the Sellers if the Closing has not occurred by April 15, 2014, unless the failure to close by such date results primarily from the Buyer breaching any representation, warranty or covenant contained in this Agreement.

(c) The Sellers may terminate this Agreement by written notice to the Buyer if the Closing has not occurred by April 15, 2014, unless the failure to close by such date results primarily from the Sellers breaching any representation, warranty or covenant contained in this Agreement.

(d) Either the Buyer or the Sellers may terminate this Agreement if there has been a material breach on the part of the other of the representations, warranties or covenants of such other parties set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating parties’ obligations to consummate the transactions contemplated hereby unless such terminating parties’ breach of this Agreement has caused the condition to be unsatisfied.

(e) If this Agreement is terminated as permitted under Section 8.1(a) through (c), such termination shall be without liability to any party. If a party otherwise terminates this Agreement as permitted under Section 8.1(d), the non-breaching party shall be entitled to reimbursement from the breaching party for Damages incurred by the non-breaching party in connection with this Agreement and transactions contemplated hereby. In no event shall a party be entitled to consequential damages if this Agreement is terminated in accordance with the provisions hereof.

8.2 Replacement of Securities. If any certificate or instrument evidencing any Acquisition Share is mutilated, lost, stolen or destroyed, the Buyer shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Buyer of such loss, theft or destruction and customary and reasonable indemnity, if requested.

8.3 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of the Buyer’s common stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of the Buyer’s common stock), combination or other similar recapitalization or event occurring after the Effective Date, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

8.4 Assignment. This Agreement and all of the rights and obligations hereunder are binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. No party may assign its rights or delegate its obligations hereunder, and any attempted assignment or delegation will be void without the express written consent of the other parties, which consents may be withheld in the other party’s sole discretion.

8.5 Notices. All notices, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) when received, if sent by registered or certified mail, return receipt requested; (ii) upon delivery, if sent by hand delivery; or (iii) when delivered, if sent by prepaid overnight carrier, with a record of receipt; to the parties at the addresses set forth above. Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other party hereto in conformity with the foregoing.

8.6 Entire Agreement/Waiver. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, integrates all prior understandings, agreements and representations with respect thereto, and may not be altered, amended or modified in any manner except by a written agreement of the parties. Any waiver of any provision or condition herein will not be effective unless in writing executed by the party or parties making such waiver.

8.7 Severability. If any part, clause, provision or condition of this Agreement is held or declared to be invalid or inoperative, it will be enforced to the maximum extent permitted by law, and such determination will not affect any other clause, provision or condition hereof. The remainder of this Agreement, disregarding such portion, will nevertheless continue in full force and effect as though such provision had not been contained herein.

8.8 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the City of Rochester and County of Monroe, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document. The delivery of an executed counterpart of this Agreement by electronic means, including by facsimile or by "pdf" attachment to email, shall be deemed to be valid delivery thereof binding upon all the parties hereto.

8.10 Construction and Joint Preparation. This Agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. Each of the Buyer and each Seller acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Note. The headings contained in this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

BUYER: NATURALNANO, INC.

By:	/s/ James Wemett
Name:	James Wemett
Title:	CEO

SELLERS: JACKSON AUGUST HOLDINGS, LLC

By:	/s/ James T. Jacus
Name:	James T. Jacus
Title:	Sole Member

JFISCH, LLC

By:	/s/ John Fischer
Name:	John Fischer
Title:	Sole Member

ADVENTURE CNY LLC

By:	/s/ James Ashe
Name:	James Ashe
Title:	Sole Member

EXHIBIT A

ASSIGNMENT OF MEMBERSHIP INTERESTS

____________________, a limited liability company formed under the laws of the State of New York, hereby sells, transfers and assigns NATURALNANO, INC., ________ (__) membership units of MJ ENTERPRISES, LLC, a limited liability company formed under the laws of the State of New York (the “Company”) representing __________ percent (__%) of all of the issued and outstanding membership units of the Company, standing in the undersigned’s name on the books of the Company, and does hereby irrevocably constitute and appoint any officer or manager of the Company to transfer such membership units on the books of the Company with full power of substitution in the premises.

Dated: As of ____________ ___, 2014

[ ___________________ ]

By:
Name:
Title